Exhibit 23.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this filing on Form 8-K/A, of my report dated April 17, 2007 (included in exhibits to such filing) on the financial statements of Cardinal Management Partnership L.P. for the years ended December 31, 2004, 2005, and 2006.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado July 12, 2007